Exhibit 10.2

[FORM OF SENIOR SECURED CONVERTIBLE NOTE]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 19(a) HEREOF.  THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

Applied DNA Sciences, Inc.

Senior Secured Convertible Note

Issuance Date: July 15, 2010	Original Principal Amount: U.S. $___________

FOR VALUE RECEIVED, Applied DNA Sciences, Inc., an Delaware corporation (the “Company”), hereby promises to pay to [___________________] or registered assigns (“Holder”) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, redemption, conversion or otherwise (in each case in accordance with the terms hereof).  This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement on the Closing Date (collectively, the “Notes” and such other Senior Secured Convertible Notes, the “Other Notes”).  Certain capitalized terms used herein are defined in Section 29.

(1)           PAYMENTS OF PRINCIPAL.  Subject to the conversion of the Principal and accrued and unpaid Interest and Late Charges (as defined below) into Conversion Shares pursuant to Section 8 hereof, on the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges, if any, on such Principal and Interest.  The “Maturity Date” shall be July 15, 2011.  Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any.

(2)   INTEREST; INTEREST RATE.  (a)  Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 360-day year comprised of twelve thirty day months and shall be payable in arrears on the earlier of the Maturity Date or the Conversion Date during the period beginning on the Issuance Date and ending on, and including, the Maturity Date or the Conversion Date, as the case may be (the “Interest Date”).  Subject to the conversion of the accrued and unpaid Interest into Conversion Shares pursuant to Section 8 hereof, Interest shall be payable on the Interest Date to the record holder of this Note on the Interest Date, in cash.

(b)   From and after the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased to 15% per annum, or the maximum rate permissible by law, whichever is less.  In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

(3)           CONVERSION OF NOTES.  This Note shall be convertible into Conversion Shares, on the terms and conditions set forth in this Section 3.

(a)           Conversion Right.  At any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable Conversion Shares in accordance with Section 3(c), at the Conversion Rate (as defined below).  The Company shall not issue any fraction of a Conversion Share upon any conversion.  If the issuance would result in the issuance of a fraction of a Conversion Share, the Company shall round such fraction of a Conversion Share up to the nearest whole share.  The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Conversion Shares upon conversion of any Conversion Amount; provided that the Company shall not be required to pay any tax that may be payable in respect of the issuance and delivery of Conversion Shares to any Person other than the Holder or with respect to any income tax due by the Holder with respect to such Conversion Shares.

(b)           Conversion Rate.  The number of Conversion Shares issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i)   “Conversion Amount” means the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, plus all accrued and unpaid Interest and Late Charges on any Conversion Amount up to and including the Conversion Date (as defined below).

(ii)   “Conversion Price” means either (1) as of any Conversion Date or other date of determination, in each case (i) prior to the occurrence of a Subsequent Financing, or (ii) after a Subsequent Financing in the event the Holder elects to receive Conversion Shares that are not Subsequent Financing Securities, upon conversion hereof, $0.04405, or (2) as of any Conversion Date or other date of determination, in each case that occurs after a closing of a Subsequent Financing and in the event the Holder elects to receive Subsequent Financing Securities upon conversion hereof, 80% of the purchase price paid by the investors in the Subsequent Financing for the Subsequent Financing Securities, in each case, subject to adjustment as provided herein.

(c)           Mechanics of Conversion.

(i)   Optional Conversion.  To convert any Conversion Amount into Conversion Shares on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 3(c)(iii), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction).  On or before the first Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation (the “Conversion Confirmation”) of receipt of such Conversion Notice to the Holder and the Company’s Transfer Agent.  Any Conversion Confirmation delivered by the Company shall confirm the Conversion Amount.  On or before the fifth Business Day following the date of receipt of a Conversion Notice, the Company shall, provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of Conversion Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system.  If the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or if a Holder otherwise requests, on or before the tenth Business Day following the date of receipt of a Conversion Notice the Company shall issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of Conversion Shares to which the Holder shall be entitled.  If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than five Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal not converted.  The Person or Persons entitled to receive the Conversion Shares issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Conversion Shares on the Conversion Date.

(ii)   Company’s Failure to Timely Convert.  If the Company shall fail to issue a certificate to the Holder for the number of Conversion Shares to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is five Trading Days after the Conversion Date (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Conversion Shares to deliver in satisfaction of a sale by the Holder of Conversion Shares issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three Business Days after the Holder’s written request and in the Holder’s discretion, either (A) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the Conversion Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to issue and deliver such certificate or to credit the Holder’s balance account with DTC for the number of Conversion Shares to which the Holder is entitled upon such Holder’s conversion of any Conversion Amount shall terminate, or (B) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Conversion Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (1) such number of Conversion Shares, times (2) the Closing Bid Price on the Conversion Date.

(iii)   Registration; Book-Entry.  The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the “Registered Notes”).  The entries in the Register shall be conclusive and binding for all purposes absent manifest error.  The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of principal and interest hereunder, notwithstanding notice to the contrary.  A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register.  Upon its receipt of a request to assign or sell all or part of any Registered Note by a Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 19.  Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Principal amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note.  The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges, if any, converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(iv)   Disputes.  In the event of a dispute as to the number of Conversion Shares issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of Conversion Shares not in dispute and resolve such dispute in accordance with Section 24.

(4)      RIGHTS UPON EVENT OF DEFAULT.

(a)    Event of Default.  Each of the following events shall constitute an “Event of Default:”

(i)     the suspension from trading or failure of the Common Stock to be listed on an Eligible Market for a period of five consecutive Trading Days or for more than an aggregate of ten Trading Days in any 365-day period;

(ii)    the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of Conversion Shares within five Business Days after the applicable Conversion Date or (B) notice, written or oral, to any holder of the Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes into Conversion Shares that is tendered in accordance with the provisions of the Notes;

(iii)   the Company’s failure to pay to the Holder any amount of Principal, Interest, Redemption Price, Late Charges or other amounts when and as due under this Note or any other Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Holder is a party, except, in the case of a failure to pay Interest, Redemption Price, Late Charges and other amounts when and as due, in which case only if such failure continues for a period of at least three Business Days;

(iv)   any default under, redemption of or acceleration prior to maturity of any Indebtedness of the Company or any of its Subsidiaries (as defined in Section 3(a) of the Securities Purchase Agreement) which Indebtedness, individually or in the aggregate, exceeds $300,000;

(v)   the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(vi)   any proceeding is instituted against the Company or any of its Subsidiaries in an involuntary case, or a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) appoints a Custodian of the Company or any of its Subsidiaries for all or substantially all of its property or (B) orders the liquidation of the Company or any of its Subsidiaries and, in each case, such order or decree is not dismissed or stayed within thirty days of such entry;

(vii)   a final judgment or judgments for the payment of money aggregating in excess of $300,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $300,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty days of the issuance of such judgment;

(viii)   any representation or warranty made by the Company in any Transaction Document shall prove to have been incorrect when made or deemed made;

(ix)   the Company shall fail to perform or observe any covenant, agreement or other obligation contained in any Transaction Document on its part to be performed or observed and such failure shall remain unremedied for a period of three Business Days;

(x)    the Security Agreement shall, for any reason, cease to create a valid, enforceable and perfected first priority security interest and Lien in any of the Collateral (as defined in the Security Agreement) purported to be covered thereby, or the Company shall so state in writing, or the Company shall in any way challenge, or shall bring any proceeding which shall in any way challenge, the prior valid, enforceable or perfected status of such security interest or Lien or the validity or enforceability thereof;

(xi)   any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes; or

(xii)    the SEC commences a formal investigation or enforcement action of the Company and/or its Subsidiaries, or a formal investigation or enforcement action of any of the then current officers or directors of the Company that is related to the Company, its Subsidiaries and/or the Common Stock or enters a consent or other order against the Company and/or its Subsidiaries or any of the then current officers or directors of the Company that is related to the Company, its Subsidiaries and/or the Common Stock.

(b)      Remedies.  Upon the occurrence of an Event of Default, the Company shall within one Business Day deliver written notice thereof via facsimile and overnight courier (an “Event of Default Notice”) to the Holder.  At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem and, in the case the Holder has not received an Event of Default Notice, the Event of Default of which the Holder has become aware; provided, however, that in connection with any Event of Default under Section 4(a)(iv) hereunder, the Holder shall only have the right to require redemption by the Company until a date that is thirty days following the day the default under such Indebtedness has been cured or is no longer continuing or, in the event of any acceleration that has been rescinded, for thirty days after the date of such acceleration.  Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (A) the sum of the Conversion Amount to be redeemed together with accrued and unpaid Interest with respect to such Conversion Amount and accrued and unpaid Late Charges, if any, with respect to such Conversion Amount and Interest and (B) the Redemption Premium and (ii) the product of (A) the Conversion Rate with respect to such sum of the Conversion Amount together with accrued and unpaid Interest with respect to such Conversion Amount and accrued and unpaid Late Charges, if any, with respect to such Conversion Amount and Interest in effect at such time as the Holder delivers an Event of Default Redemption Notice and (B) the product of (1) the Equity Value Redemption Premium and (2) the greater of (x) the Closing Sale Price of the Common Stock on the date immediately preceding such Event of Default, (y) the Closing Sale Price of the Common Stock on the date immediately after such Event of Default and (z) the Closing Sale Price of the Common Stock on the date the Holder delivers the Event of Default Redemption Notice (the “Event of Default Redemption Price”).  Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 12.  To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments.  The parties hereto agree that in the event of the Company’s redemption of any portion of the Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder.  Accordingly, any Redemption Premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

(5)       RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

(a)      Assumption.  The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes then outstanding held by such holder, having similar conversion rights and having similar ranking to the Notes, and satisfactory to the Required Holders.  Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein.  Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Company’s Common Stock (or other securities, cash, assets or other property) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity), as adjusted in accordance with the provisions of this Note.  The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(b)      Redemption Right.  No sooner than fifteen days nor later than ten days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change of Control Notice”).  At any time during the period beginning after the Holder’s receipt of a Change of Control Notice and ending twenty Trading Days after the date of the consummation of such Change of Control, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem.  The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company in cash at a price equal to the greater of (i) 130% of the sum of (x) the Conversion Amount being redeemed and (y) the amount of any accrued but unpaid Interest on such Conversion Amount being redeemed and accrued and unpaid Late Charges, if any, with respect to such Conversion Amount and Interest through the date of such redemption payment and (ii) the product of (x) the Equity Value Redemption Premium and (y) the sum of (1) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per Common Share to be paid to the holders of the Common Shares upon consummation of the Change of Control (any such non-cash consideration consisting of marketable securities to be valued at the higher of the Closing Sale Price of such securities as of the Trading Day immediately prior to, the Closing Sale Price as of the Trading Day immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of the Common Stock immediately prior to the public announcement of such proposed Change of Control) by (II) the Conversion Price plus (2) the amount of any accrued but unpaid Interest on such Conversion Amount being redeemed and accrued and unpaid Late Charges, if any, with respect to such Conversion Amount and Interest through the date of such redemption payment, (the “Change of Control Redemption Price”).  Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 12 and shall have priority to payments to stockholders in connection with a Change of Control.  To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments.  Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any interest thereon) may be converted, in whole or in part, by the Holder into Conversion Shares pursuant to Section 3.  In the event of a partial redemption of this Note pursuant hereto, the principal amount redeemed shall be deducted from the Installment Amounts relating to the applicable Installment Dates as set forth in the Change of Control Redemption Notice.  The parties hereto agree that in the event of the Company’s redemption of any portion of the Note under this Section 5(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder.  Accordingly, any Change of Control redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

(6)      RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a)      Purchase Rights.  If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock, Subsequent Financing Securities or Qualified Financing Securities (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock, Subsequent Financing Securities or Qualified Financing Securities, as the case may be, acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock, Subsequent Financing Securities or Qualified Financing Securities, as the case may be, are to be determined for the grant, issue or sale of such Purchase Rights.

(b)      Other Corporate Events.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock, Subsequent Financing Securities or Qualified Financing Securities, as the case may be, are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock, Subsequent Financing Securities or Qualified Financing Securities, as the case may be (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder’s option, (i) in addition to the Conversion Shares receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such Conversion Shares had such Conversion Shares been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the Conversion Shares otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock, Subsequent Financing Securities or Qualified Financing Securities, as the case may be, in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock, Subsequent Financing Securities or Qualified Financing Securities, as the case may be,) at a conversion rate for such consideration commensurate with the Conversion Rate.  Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders.  The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(7)      RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a)      Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding (A) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock, Subsequent Financing Securities or Qualified Financing Securities, as the case may be, or any other equity or equity equivalent securities payable in shares of Common Stock, Financing Securities or Qualified Financing Securities, as the case may be (which, for avoidance of doubt, shall not include any shares of Common Stock, Subsequent Financing Securities or Qualified Financing Securities, as the case may be, issued by the Company pursuant to this Note), or  (B) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock, Subsequent Financing Securities or Qualified Financing Securities, as the case may be, into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Company at any time while this Note is outstanding: combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock, Financing Securities or Qualified Financing Securities, as the case may be, into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(b)      Other Events.  If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.

(8)   COMPANY’S RIGHT OF MANDATORY CONVERSION.

(a)      Mandatory Conversion.  Upon the earlier of (A) the first anniversary of the date hereof, or (B) the closing of a Qualified Financing (a “Mandatory Conversion Date”), the Conversion Amount then remaining under this Note shall be automatically converted (the “Mandatory Conversion”) at the option of the Holder into either (i) fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 3(c) hereof at the Conversion Rate as of the Mandatory Conversion Date with respect to the Conversion Amount, (ii) fully paid, validly issued and nonassessable Subsequent Financing Securities in accordance with Section 3(c) hereof at the Conversion Rate as of the Mandatory Conversion Date with respect to the Conversion Amount, or (iii) validly issued shares of Qualified Financing Securities at a conversion price equal to 80% of the purchase price paid by the investors in a Qualified Financing, subject to adjustment as provided herein. The Company shall deliver a notice to the Holders on the Mandatory Conversion Date which sets forth the (y) the aggregate Conversion Amount of the Notes subject to mandatory conversion from all of the holders of the Notes pursuant hereto (and analogous provisions under the Other Notes) and (z) the number of Conversion Shares to be issued to the Holder on the Mandatory Conversion Date.  The mechanics of conversion set forth in Section 3(c) shall apply to any Mandatory Conversion as if the Company and the Transfer Agent had received from the Holder on the Mandatory Conversion Date a Conversion Notice with respect to the Conversion Amount being converted pursuant to the Mandatory Conversion.

(9)      SECURITY.  This Note and the Other Notes are secured to the extent and in the manner set forth in the Security Documents (as defined in the Securities Purchase Agreement).

(10)     NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all reasonable action as may be required to protect the rights of the Holder of this Note.

(11)     RESERVATION OF AUTHORIZED SHARES.

(a)      Reservation.  The Company shall reserve out of its authorized and unissued stock a number of shares of Common Stock or other securities issuable upon conversion of the Notes, as the case may be, for each of the Notes equal to 100% of the Conversion Rate with respect to the Conversion Amount of each such Note as of the Issuance Date and, for so long thereafter as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock or other securities issuable upon conversion of the Notes, as the case may be, solely for the purpose of effecting the conversion of the Notes, 120% of the number of shares of Common Stock or other securities issuable upon conversion of the Notes, as the case may be, as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided that at no time shall the number of shares of Common Stock or other securities issuable upon conversion of the Notes, as the case may be, so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (such applicable amount, the “Required Reserve Amount”).  The initial number of shares of Common Stock or other securities issuable upon conversion of the Notes, as the case may be, reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder at the Closing (as defined in the Securities Purchase Agreement) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”).  In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation.  Any shares of Common Stock or other securities issuable upon conversion of the Notes, as the case may be, reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b)     Insufficient Authorized Shares.  If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock or other securities issuable upon conversion of the Notes, as the case may be, to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock or other securities issuable upon conversion of the Notes, as the case may be, equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock or other securities issuable upon conversion of the Notes, as the case may be, to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding.  Without limiting the generality of the foregoing sentence, as soon as reasonably practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock or, if required by applicable law, other securities issuable upon conversion of the Notes, as the case may be.  In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock or, if required by applicable law, other securities issuable upon conversion of the Note, as the case may be, and to cause its board of directors of the Company to recommend to the stockholders that they approve such proposal.

(12)    HOLDER’S REDEMPTIONS.

(a)      Mechanics.  The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice.  If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received at least one Business Day prior to the consummation of such Change of Control and within five Business Days after the Company’s receipt of such notice otherwise.  In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal which has not been redeemed.  In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid.  Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 19(d)) to the Holder representing the sum of such Conversion Amount to be redeemed together with accrued and unpaid Interest with respect to such Conversion Amount and accrued and unpaid Late Charges with respect to such Conversion Amount and Interest and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided and (B) the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided.  The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

(b)      Redemption by Other Holders.  Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) or Section 5(b), the Company shall immediately, but no later than one Business Day of its receipt thereof, forward to the Holder by facsimile a copy of such notice.

(13)    VOTING RIGHTS.  The Holder shall have no voting rights as the holder of this Note, except as required by law, including, but not limited to, the Delaware General Corporation Law, and as expressly provided in this Note.

(14)    COVENANTS.  So long as this Note is outstanding:

(a)      Rank. All payments due under this Note shall rank pari passu with all Other Notes and no other Indebtedness of the Company and its Subsidiaries shall be senior to the Indebtedness of the Company and its Subsidiaries evidenced by this Note and the Other Notes other than Indebtedness described on Schedule 3(s) to the Securities Purchase Agreement.

(b)      Incurrence of Indebtedness.  The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than the Indebtedness evidenced by this Note and the Other Notes and other than Permitted Indebtedness.

(c)     Amendments to Indebtedness.  The Company shall not, and the Company shall not permit any of its Subsidiaries to, amend the terms of any Indebtedness without the prior written consent of the Required Holders (which consent shall not be unreasonably withheld).

(d)      Existence of Liens.  The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

(e)      Restricted Payments.  The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the giving of notice or the passage of time, or both, and without being cured would constitute, an Event of Default.

(f)       Restriction on Redemption and Cash Dividends.  Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, directly or indirectly, redeem or repurchase any of its capital stock, warrants, stock options or other securities, or declare or pay any cash dividend or distribution on its capital stock or other securities , except that the Company shall be permitted to cancel 235,00 shares of Common Stock held in treasury and to cancel and replace certain outstanding options granted pursuant to the Company’s 2005 Stock Incentive Plan.

(g)      Transactions with Affiliates.  The Company shall not, and the Company shall not permit any of its Subsidiaries to, enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except (1) in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate and (2) issuances or sales of Common Stock or convertible securities to directors, officers and consultants of the Company.

(h)      Line of Business.  The Company shall not, and the Company shall not permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date hereof other than excluding the technologies in asset and brand protection.

(i)       Prohibition on Disposition of Assets.  The Company shall not sell, lease, assign, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, assign, transfer or otherwise dispose of, any properties or assets, whether now owned or hereafter acquired, including, without limitation, the Collateral, except obsolete, worn out property, or inventory disposed of in the ordinary course of business.

(j)       Certificate of Incorporation and Bylaws.  Except as set forth in Section 11(b), the Company shall not amend its Certificate of Incorporation or Bylaws without the prior written consent of the Required Holders (which consent shall not be unreasonably withheld).

(k)      Use of Proceeds. The Company will use the proceeds from the sale of the Notes for general working capital purposes, including, without limitation, the creation of a sales and marketing organization.

(l)       Terms No More Favorable. If the Company issues any of its securities in the one year period from the date hereof on terms more favorable than those contained in this Note (such securities, the “More Favorable Terms Securities”), the Company shall promptly (but not less than two Business Days after the issuance of such More Favorable Terms Securities) amend this Note so that this Note contains the more favorable terms of the More Favorable Terms Securities.

(m)   Notice of Subsequent Financing and Qualified Financing. The Company shall give written notice to the Holder of a Subsequent Financing or a Qualified Financing no later than three Business Days following the closing thereof.

(15)    [Intentionally omitted]

(16)    PARTICIPATION.  The Holder, as the holder of this Note, shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock, Subsequent Financing Securities or Qualified Financing Securities, as the case may be, to the same extent as if the Holder had converted this Note into Common Stock, Subsequent Financing Securities or Qualified Financing Securities, as the case may be, (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock, Subsequent Financing Securities or Qualified Financing Securities, as the case may be, on the record date for such dividends and distributions.  Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock, Subsequent Financing Securities or Qualified Financing Securities, as the case may be.

(17)    VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES.  The affirmative vote of the Required Holders at a meeting duly called for such purpose or the written consent without a meeting shall be required for any change or amendment to this Note or the Other Notes.  In no event shall any amendment, modification or waiver be made to this Note which would adversely effect the Holder without the written consent of the Holder.

(18)    TRANSFER.  This Note and any Conversion Shares issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(f) of the Securities Purchase Agreement.

(19)    REISSUANCE OF THIS NOTE.

(a)      Transfer.  If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 19(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 19(d)) to the Holder representing the outstanding Principal not being transferred.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)      Lost, Stolen or Mutilated Note.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal.

(c)      Note Exchangeable for Different Denominations.  This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)      Issuance of New Notes.  Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 19(a) or Section 19(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges, if any, on the Principal and Interest of this Note, from the Issuance Date.

(20)    REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(21)    PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

(22)    CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Company and all the holders of the Notes and shall not be construed against any person as the drafter hereof.  The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(23)    FAILURE OR INDULGENCE NOT WAIVER.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(24)    DISPUTE RESOLUTION.  In the case of a dispute as to the determination of (a) the Closing Bid Price, the Closing Sale Price or the Weighted Average Price or (b) the arithmetic calculation of the Conversion Rate or any Redemption Price or otherwise of number of Conversion Shares issuable to the Holder in connection with this Note, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one Business Day of receipt, or deemed receipt, of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation within one Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile (a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate, any Redemption Price or the number of shares of Common Stock issuable to the Company’s independent, outside accountant.  The Company, at the Company’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five Business Days from the time it receives the disputed determinations or calculations.  Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(25)    NOTICES; PAYMENTS.

(a)      Notices.  Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 10(f) of the Securities Purchase Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b)      Payments.  Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the holders of the Notes, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.  Any amount of Principal or other amounts due under the Transaction Documents, other than Interest, which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fifteen percent (15%) per annum, or the maximum rate permissible by law, which is less, from the date such amount was due until the same is paid in full (“Late Charge”).

(26)    CANCELLATION.  After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(27)    WAIVER OF NOTICE.  To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

(28)    GOVERNING LAW.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.  Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.  THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(29)    CERTAIN DEFINITIONS.  For purposes of this Note, the following terms shall have the following meanings:

(a)    “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

(b) “Bloomberg” means Bloomberg Financial Markets.

(c)    “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d)    “Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(e)    “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 24.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(f)    “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement which corresponds to the date this Note and the Other Notes were initially issued pursuant to the terms of the Securities Purchase Agreement.

(g)    “Common Stock” means shares of the Company’s common stock, $0.001 par value per share.

(h)    “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(i)     “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

(j)     “Conversion Shares” means, shares of Common Stock, Subsequent Financing Securities or Qualified Financing Securities, as the case may be, issuable upon conversion of this Note.

(k) “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., the NYSE Amex, The Nasdaq Global select Market, The Nasdaq Global Market, The Nasdaq Capital Market, or any market that is a successor to any of the foregoing.

(l)    “Equity Value Redemption Premium” means for any Change of Control Notice or Event of Default Notice, as applicable, delivered or required to be delivered in connection with a Change of Control or Event of Default, as applicable, 130%.

(m)    “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person (other than the Holder) to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate Voting Stock of the Company.

(n)    “GAAP” means United States generally accepted accounting principles, consistently applied.

(o)    “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(p)    “Interest Rate” means, 10.00% per annum, subject to adjustment as set forth in Section 2(b) hereof.

(q)    “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(r)    “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(s) “Permitted Indebtedness” means (i) Indebtedness evidenced by this Note and the Other Notes, (ii) Indebtedness described on Schedule 3(s) to the Securities Purchase Agreement, (iii) Indebtedness for borrowed money not in excess of $500,000 at any time outstanding, and (iv) Indebtedness incurred in a capital raising transaction for which Basis Financial, LLC acts as placement agent (the “Agent”).

(t)  “Permitted Liens” means (i) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (ii) Liens imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of business, and (1) which do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its Subsidiaries and (2) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien, (iii) Liens incurred in connection with Permitted Indebtedness under clause (ii), and (iii) thereunder, provided that with respect to (ii), such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased, provided further that such Liens rank pari passu with or subordinate to the Liens of Etico Capital, LLC under the Security Documents (as defined in the Securities Purchase Agreement).

(u)    “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(v)    “Principal Market” means the OTC Bulletin Board.

(w)    “Qualified Financing” means the issuance and sale by the Company, its Subsidiaries or any of their Affiliates of Qualified Financing Securities in a single transaction that results in gross proceeds of at least $10,000,000.

(x)    “Qualified Financing Securities” means the equity or debt securities issued and sold in a Qualified Financing.

(y)    “Redemption Premium” means 120%.

(z)    “Redemption Prices” means, collectively, the Event of Default Redemption Price or the Change of Control Redemption Price, each of the foregoing, individually, a Redemption Price.

(aa)     “Registration Rights Agreement” means that certain Registration Rights Agreement dated as of the Subscription Date by and among the Company and the initial holders of the Notes.

(bb)   “Required Holders” means the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding.

(cc)   “SEC” means the United States Securities and Exchange Commission.

(dd)   “Securities Purchase Agreement” means that certain securities purchase agreement dated as of the Subscription Date by and among the Company and the initial holders of the Notes pursuant to which the Company issued the Notes.

(ee)   “Subsequent Financing” means the issuance and sale by the Company, its Subsidiaries or any of their Affiliates of Subsequent Financing Securities that does not qualify as a Qualified Financing.

(ff)    “Subsequent Financing Securities” means the equity or debt securities issued and sold in a Subsequent Financing.

(gg)   “Subscription Date” means July 15, 2010.

(hh)   “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person’s Parent Entity.

(ii)    “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(jj)    “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(kk)   “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 24.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(30)   DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise.  In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

APPLIED DNA SCIENCES, INC.

By:
Name:
Title:

EXHIBIT I

APPLIED DNA SCIENCES, INC.
CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the “Note”) issued to the undersigned by Applied DNA Sciences, Inc. (the “Company”).  In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Conversion Shares (as defined in the Note) of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of [Common Stock] [Subsequent Financing Securities] [Qualified Financing Securities] to be issued:

Please issue the [Common Stock] [Subsequent Financing Securities] [Qualified Financing Securities] into which the Conversion Amount of the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)
Installment Amount to be reduced and amount
of reduction for each Installment Date:

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs American Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated July 15, 2010 from the Company and acknowledged and agreed to by American Stock Transfer & Trust Company.

APPLIED DNA SCIENCES, INC

By:
Name:
Title: